Exhibit 10.30

LIMITED WAIVER AND AMENDMENT TO
SECOND LIEN CREDIT AND SECURITY AGREEMENT
(this “Limited Waiver”)

March 30, 2016

Katy Industries, Inc.
305 Rock Industrial Park Dr.
Bridgeton, Missouri 63044
Attention:  Curt Kroll

Ladies and Gentlemen:

Reference is made to that certain Second Lien Credit and Security Agreement dated as of April 7, 2015 (as amended, restated, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among Katy Industries, Inc., a Delaware corporation (the “Company;”), Continental Commercial Products, LLC, a Delaware limited liability company, FTW Holdings, Inc., a Delaware corporation, Fort Wayne Plastics, Inc., an Indiana corporation (each of the foregoing, individually and collectively, “Borrower” or “Borrowers”), the other Persons that are parties to the Credit Agreement as Guarantors, VPC SBIC I, LP, as a Lender, the other financial institutions and other entities that are parties to the Credit Agreement as Lenders, and Victory Park Management, LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors and permitted assigns, “Agent”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.  This Limited Waiver is a Loan Document.

1.            Limited Waiver.          Borrowers have advised Agent and Lenders that certain Events of Default have occurred and are continuing pursuant to Section 9.01(b) of the Credit Agreement, as a result of the Loan Parties’ failure to meet the minimum Consolidated EBITDA covenant set forth in Section 8.12(c) of the Credit Agreement and the Leverage Ratio covenant set forth in Section 8.12(e) of the Credit Agreement, in each case, for the Fiscal Quarter ended December 31, 2015 (each a “Specified Financial Covenant Default” and, collectively, the “Specified Financial Covenant Defaults”).  The Loan Parties have requested, among other things, that Agent and Lenders waive the Specified Financial Covenant Defaults and the following Defaults and Events of Default resulting directly from the occurrence of any Specified Financial Covenant Default (including each Specified Financial Covenant Default, each a “Specified Default” and, collectively, the “Specified Defaults”):  (a) that certain Event of Default under Section 9.01(e) of the Credit Agreement resulting from the Loan Parties’ failure to meet the minimum Consolidated EBITDA covenant set forth in Section 8.12(c) of the First Lien Credit Agreement and the Leverage Ratio covenant set forth in Section 8.12(e) of the First Credit Agreement, in each case, for the Fiscal Quarter ended December 31, 2015 (each a “First Lien Specified Financial Covenant Default”) and any other Default or Event of Default (each as defined under the First Lien Credit Agreement) under the First Lien Credit Agreement resulting directly from the occurrence of any other Specified Default, (b) any Event of Default under Section 9.01(k) of the Credit Agreement, if applicable, resulting directly from the occurrence of any other Specified Default, and (c) any Event of Default under Section 9.01(b) under the Credit Agreement arising from any failure to promptly notify the Agent of the occurrence of (i) any Default under the Credit Agreement with respect to any Specified Default pursuant to Section 7.03(a) of the Credit Agreement and (ii) any Default or Event of Default (each as defined under the First Lien Credit Agreement) under the First Lien Credit Agreement due to the occurrence of any First Lien Specified Financial Covenant Default or any other Default or Event of Default under the First Lien Credit Agreement resulting directly from the occurrence of any of the Specified Defaults pursuant to Section 7.03(b) of the Credit Agreement.

Subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to accommodate such request, on the terms set forth herein.  Notwithstanding anything to the contrary contained in the Credit Agreement, and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Loan Parties set forth herein, Agent and Lenders party hereto hereby waive the Specified Defaults and, except as expressly set forth herein, their right to take any action under the Credit Agreement or the other Loan Documents that they may otherwise have had as a result of the occurrence of any of the Specified Defaults.

This is a limited, one-time waiver and shall not be deemed to: (a) constitute a waiver of any other Event of Default or any other breach of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising, except as expressly set forth herein with respect to the Specified Defaults, (b) constitute a waiver of any right or remedy of Agent or any of Lenders under the Loan Documents which does not arise as a result of any Specified Default (all such rights and remedies being expressly reserved by Agent and Lenders) or (c) establish a custom or course of dealing or conduct between Agent and Lenders, on the one hand, and Borrowers or any other Loan Party on the other hand.  Except to the extent otherwise provided herein, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

2.             Amendment to Credit Agreement.          The Credit Agreement is hereby amended as follows:

(i)          Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” in its entirety and substituting the following language therefor:

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) in each case to the extent deducted in determining such Consolidated Net Income, without duplication, (i) Consolidated Interest Charges (net of interest income for such period of the Company and its Subsidiaries) for such period, (ii) federal, state, local and foreign income tax expense for such period, net of income tax credits, (iii) depreciation and amortization for such period, (iv) non-cash compensation expense, or other non-cash expenses or charges, for such period arising from the granting of stock options, stock appreciation rights or similar equity arrangements, (v) the noncash rental expense calculated on a straight-line basis with respect to the property subject to the Jefferson City Lease for the period June 1, 2015 through and including December 31, 2015, in an amount not to exceed $137,523 per calendar month, and, if agreed upon in writing by the Lenders, other non-cash expenses or losses and other non-cash charges incurred (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months), (vi) LIFO reserves established during such period, (vii) Management Fees which have been expensed in such period, and (viii) the reasonable costs and expenses incurred by the Loan Parties in connection with the negotiation, documentation and closing of the Centrex Acquisition in an aggregate amount not to exceed $120,000 in total during the term of this Agreement and incurred no later than 60 days after the First Amendment Effective Date, minus (b) (i) non-cash income, gains or profits or LIFO reserves terminated during such period, in each case as determined for the Company and its Subsidiaries on a Consolidated basis, and (ii) solely with respect to any period ending on or before September 30, 2015, Facility Relocation Expenses incurred and paid in cash for such period (net of (x) up to $534,000 in tenant improvement proceeds actually received in cash by CCP during such period (or paid on its behalf directly to the applicable vendor) under the Jefferson City Lease during such period and (y) up to $500,000 actually received in cash by CCP (or paid on its behalf directly to the applicable vendor) during such period from the City of Jefferson for building improvements at the premises leased under the Jefferson City Lease); provided that, for any period that includes a material Disposition or the Centrex Acquisition, the calculation of Consolidated EBITDA shall be subject to the adjustments set forth in Sections 1.03(c) and 1.03(d).  Notwithstanding the foregoing, Consolidated EBITDA for the applicable Fiscal Quarter end as set forth in the table below shall be deemed to be the respective amount as follows:

Fiscal Quarter Ending on or Closest To	Consolidated EBITDA

September 30, 2014	$3,514,000
December 31, 2014	$1,669,000
March 31, 2015	$1,417,000

(ii)          Section 8.12 of the Credit Agreement is hereby amended by deleting subsection 8.12(a) thereof in its entirety and substituting the following language therefor:

(a)          Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of the Measurement Period most recently ended to be less than the ratio set forth below opposite such Fiscal Quarter, provided, however, that for (i) the June 30, 2015 calculation, such ratio shall be calculated only for such Fiscal Quarter ending on or closest to such date, (ii) the September 30, 2015 calculation, such ratio shall be calculated only for the two most recent Fiscal Quarters ended, and (iii) the December 31, 2015 calculation, such ratio shall be calculated only for the three most recent Fiscal Quarters ended:

Measurement Period Ending on or Closest To	Minimum Consolidated Fixed Charge Coverage Ratio
June 30, 2015	2.51 to 1.00
September 30, 2015	1.84 to 1.00
December 31, 2015	1.34 to 1.00
March 31, 2016	1.57 to 1.00
June 30, 2016	1.34 to 1.00
September 30, 2016	1.45 to 1.00
December 31, 2016	2.01 to 1.00
March 31, 2017	1.88 to 1.00
June30, 2017	1.96 to 1.00
September 30, 2017	2.00 to 1.00
December 31, 2017	2.00 to 1.00
March 31, 2018	2.00 to 1.00
June 30, 2018	2.00 to 1.00
September 30, 2018	2.00 to 1.00
December 31, 2018	2.00 to 1.00
Last Day of Each Fiscal Quarter Thereafter	2.00 to 1.00

(iii)          Section 8.12 of the Credit Agreement is hereby amended by deleting subsection 8.12(c) thereof in its entirety and substituting the following language therefor:

(c)          Minimum Consolidated EBITDA.

(x)          Permit Consolidated EBITDA as of the last day of the Measurement Period most recently ended set forth below to be less than the amount set forth below opposite such Fiscal Quarter:

Measurement Period Ending on or Closest To	Minimum Consolidated EBITDA
June 30, 2015	$9,694,496
September 30, 2015	$7,987,462
December 31, 2015	$7,337,041
December 31, 2016	$14,017,576
March 31, 2017	$14,261,132
June30, 2017	$14,500,000
September 30, 2017	$14,500,000
December 31, 2017	$14,500,000
March 31, 2018	$14,500,000
June 30, 2018	$14,500,000
September 30, 2018	$14,500,000
December 31, 2018	$14,500,000
Last Day of Each Fiscal Quarter Thereafter	$14,500,000

(y) Permit Consolidated EBITDA as of the last day of any Fiscal Month set forth below, for the twelve-month period then ended, to be less than the amount set forth below opposite such Fiscal Month:

Measurement Period Ending on or Closest To	Minimum Consolidated EBITDA
March 31, 2016	$8,376,891
April 30, 2016	$8,477,984
May 31, 2016	$8,852,273
June 30, 2016	$7,961,575
July 31, 2016	$8,962,559
August 30, 2016	$10,213,016
September 30, 2016	$9,812,870

(iv)          Section 8.12 of the Credit Agreement is hereby further amended by deleting subsection 8.12(e) thereof in its entirety and substituting the following language therefor:

(e)           Leverage Ratio.

(x)          Permit the Leverage Ratio as at the last day of any period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter set forth in the table below to be greater than the maximum ratio set forth opposite such quarter in the table below:

Measurement Period Ending on or Closest To	Maximum Ratio
June 30, 2015	5.25 to 1.00
September 30, 2015	6.46 to 1.00
December 31, 2015	7.12 to 1.00
December 31, 2016	2.95 to 1.00
March 31, 2017	2.75 to 1.00
June30, 2017	2.46 to 1.00
September 30, 2017	2.25 to 1.00
December 31, 2017	2.25 to 1.00
March 31, 2018	2.25 to 1.00
June 30, 2018	2.25 to 1.00
September 30, 2018	2.25 to 1.00
December 31, 2018	2.25 to 1.00
Last Day of Each Fiscal Quarter Thereafter	2.25 to 1.00

(y)          Permit the Leverage Ratio as at the last day of any Measurement Period of twelve consecutive Fiscal Months ending on the last day of any Fiscal Month set forth in the table below to be greater than the maximum ratio set forth opposite such Fiscal Month in the table below:

Measurement Period Ending on or Closest To	Maximum Ratio
March 31, 2016	5.88 to 1.00
April 30, 2016	5.69 to 1.00
May 31, 2016	5.28 to 1.00
June 30, 2016	5.84 to 1.00
July 31, 2016	5.25 to 1.00
August 30, 2016	4.52 to 1.00
September 30, 2016	4.80 to 1.00

(v)          The Compliance Certificate attached to the Credit Agreement as Exhibit C is amended by deleting item “A.11” in its entirety and substituting the following language therefor:

A.11.	Facility Relocation Expenses pursuant to clause (b)(ii) of the definition of “Consolidated EBITDA”	$

3.            Additional Covenants.          In consideration for the agreements of Agent and Lenders herein set forth, and anything contained in the Loan Documents to the contrary notwithstanding, Borrowers hereby agree and covenant to and for the benefit of Agent and Lenders to comply with each of the following, the failure of which shall constitute an immediate Event of Default without further action or notice by or on behalf of Agent, any Lender or any other Person:

(i)            the Loan Parties and their Subsidiaries will permit the representatives designated by Agent to perform such audits with respect to the Loan Parties and/or the Loan Parties’ books, records, assets, operations or business, at such times and intervals during normal business hours as Agent may reasonably request, all at the Loan Parties’ sole cost and expense;

(ii)           no Loan Party will, nor will it permit any of its Subsidiaries to, merge or consolidate or enter into any analogous reorganization or transaction with any Person; and no Loan Party shall consummate or commit to consummate any acquisitions or take any other actions that, under the terms of the Loan Documents, are not permitted during the existence of any Event of Default without the prior written consent of Agent, except for actions under Sections 8.06(a) and 8.06(b) and intercompany loans among Loan Parties and other intercompany loans permitted under Section 8.02 (and prepayments thereof), in each case, to which Agent hereby consents;

(iii)          commencing with March 21, 2016 and on or before Wednesday of each week thereafter, Borrowers shall deliver to Agent, at the sole expense of the Borrower, (x) a statement of projected cash receipts and cash disbursements of Borrowers and their Subsidiaries for each week in the period of thirteen (13) continuous weeks commencing with the week in which such statement is delivered, which statement shall be substantially in the same format as an initial forecast reasonably satisfactory to Agent (each such statement, including the initial forecast, a “13-Week Forecast”); and (y) a report reflecting the cash receipts and cash disbursements of Borrowers and their Subsidiaries for the immediately preceding week, accompanied by a variance report against the forecast for such week set forth in the latest 13-Week Forecast signed on behalf of Borrowers;

(iv)          within ten (10) Business Days  (or such longer period as Agent may agree in its sole discretion) after Agent makes a request thereof and Agent shall have delivered to Borrowers a commercially reasonable form thereof, Borrowers shall complete, execute and deliver to Agent a perfection certificate in such form, and the disclosures therein contained shall be certified by Borrowers as being true, correct and complete in all material respects as of the date so delivered;

(v)           the Borrower shall continue to retain Houlihan Lokey or any other consulting firm or advisor reasonably acceptable to Agent, at the sole expense of the Borrower, for purposes of evaluating the business, operations, customer base, projections, outlook, assets, liabilities, condition and strategic alternatives of Borrowers, including for the purposes of evaluating, conducting and consummating a complete refinancing of the Obligations, whether with the proceeds of debt or equity issuances (each, a “Transaction”), and Borrowers shall provide Agent and any consultants and advisors, if any, engaged by Agent with access to Borrowers’ books and records, shall provide to Agent all reports and information reasonably requested by Agent, and shall use commercially reasonable efforts to make Borrowers’ aforesaid consultants and advisors available to Agent for in-person meetings;

(vi)          (A) on or before April 25, 2016 (or such later date as Agent may agree in its sole discretion), Borrowers’ consultant or advisor shall have prepared a confidential information memorandum for purposes of consummating a Transaction, (B) Borrowers shall have used commercially reasonable efforts to have delivered to Agent a term sheet relating to a Transaction on or before May 23, 2016, (C) Borrower shall have used commercially reasonable efforts to have delivered to Agent an executed term sheet relating to a Transaction on or before June 3, 2016, and (D) Borrowers shall have used commercially reasonable efforts to consummate a Transaction on or before July 15, 2016; and

(vii)          Borrowers hereby agree to pay to Agent, for the ratable benefit of Lenders, a non-refundable delayed closing fee of $240,000 (the “Closing Fee”), which Closing Fee shall be deemed fully earned on the date of this Limited Waiver and in addition to any previous fee arrangement between or among Borrowers, Agent or any Lender, or any of them.  Borrowers hereby agree that (A) the Closing Fee shall be included as part of the Obligations under the Credit Agreement, and shall be secured by the Collateral, and (B) the Closing Fee shall be due and payable in full on July 15, 2016 (or such later date as Agent may agree in its sole discretion).

As a condition to the effectiveness of this Limited Waiver:

(i)             Borrowers shall have entered into a waiver agreement under the First Lien Loan Documents (the “First Lien Waiver”), pursuant to which all existing and known “Events of Default” thereunder, and all related rights to exercise any rights or remedies in respect thereof, shall have been effectively waived concurrently with the effectiveness of the waivers contemplated thereby; and

(ii)           Agent shall have received a fully executed copy of the First Lien Waiver.

4.            Representations and Warranties.          Each Borrower hereby jointly and severally represents and warrants to Agent and Lenders that (i) each Borrower’s execution of this Limited Waiver has been duly authorized by all requisite action of each Borrower, (ii) no consents are necessary from any third parties for any Borrower’s execution, delivery or performance of this Limited Waiver, other than the consent of the lender under the First Lien Credit Agreement, (iii) this Limited Waiver, the Second Lien Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors’ rights generally or by equity principles of general application, (iv) all of the representations and warranties contained in Article 6 of the Second Lien Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Limited Waiver, and (v) other than the Specified Defaults, there are no Defaults or Events of Default as of the date hereof.

5.            Consent to Terms of First Lien Waiver.  The Agent and the undersigned Lender, constituting the Required Lenders, hereby consent to the terms of the First Lien Waiver (a true, correct and complete copy of which has been delivered to the Agent and such Lender on the date hereof prior to the effectiveness of this Limited Waiver, including any and all amendments and modifications of the First Lien Loan Documents set forth therein.

AS A MATERIAL PART OF THE CONSIDERATION FOR AGENT AND LENDERS ENTERING INTO THIS LIMITED WAIVER, EACH BORROWER, FOR ITSELF AND ITS OFFICERS, MEMBERS, MANAGERS, SHAREHOLDERS, PARTNERS, DIRECTORS, EMPLOYEES AND AGENTS (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, INVESTMENT MANAGERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THE SECOND LIEN CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS OR OTHERWISE, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE, AGAINST ANY OF LENDER GROUP, IN EACH CASE TO THE EXTENT ARISING OR ACCRUING ON OR PRIOR TO THE DATE HEREOF.

THIS LIMITED WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

This Limited Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Limited Waiver by telecopy or in PDF format shall be effective as delivery of a manually executed counterpart of this Limited Waiver.

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Very truly yours,

VICTORY PARK MANAGEMENT, LLC, as
Agent

By:	/s/ Scott Zemnick
Name: Scott Zemnick
Title: Manager

VPC SBIC I, LP, as a Lender

By:	Victory Park Capital Advisors, LLC, its investment manager

	By:	/s/ Scott Zemnick
	Name:	Scott Zemnick
	Title:	Manager

Limited Waiver and Amendment to Second Lien Credit Agreement (Katy)

ACCEPTED AND AGREED:

BORROWERS:

KATY INDUSTRIES, INC., a Delaware corporation

By:	/s/ David J. Feldman
Name:	David J. Feldman
Title:	President and CEO

CONTINENTAL COMMERCIAL PRODUCTS,
LLC, a Delaware limited liability company

By:	/s/ David J. Feldman
Name:	David J. Feldman
Title:	President and CEO

FTW HOLDINGS, INC., a Delaware corporation

By:	/s/ David J. Feldman
Name:	David J. Feldman
Title:	President and CEO

FORT WAYNE PLASTICS, INC., an Indiana
corporation

By:	/s/ David J. Feldman
Name:	David J. Feldman
Title:	President and CEO

Limited Waiver and Amendment to Second Lien Credit Agreement (Katy)